UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 8, 2012

ENCORE WIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20278	75-2274963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1329 Millwood Road McKinney, Texas	75069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 562-9473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2012, the Board of Directors (the “Board”) of Encore Wire Corporation, a Delaware corporation (the “Company”), increased the number of directors constituting the Board from six to seven directors and appointed Gregory J. Fisher to the Board. In addition, the Board appointed Mr. Fisher to the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Stock Option Plan Committee.

There is no arrangement or understanding between Mr. Fisher and any other persons pursuant to which he was selected as a director, and there are no transactions to which the Company or its subsidiary is a party and in which Mr. Fisher has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Fisher’s appointment to the Board, Mr. Fisher will enter into an Indemnification Agreement with the Company in the form approved by the Board on May 5, 2009. Under the Indemnification Agreement, to induce Mr. Fisher to provide services to the Company, the Company will agree to indemnify Mr. Fisher if he becomes involved in any threatened, pending, or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that he in good faith believes might lead to the foregoing actions, of any nature, as a result of his service to the Company, against any and all expenses (including attorneys’ fees) and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, or to be a witness in or to participate in connection with such action (“Expenses”). Additionally, the Company will agree to advance any and all Expenses actually incurred by Mr. Fisher within ten days after the Company receives evidence of the incurrence of such Expenses. The description of the Indemnification Agreement as set forth herein does not purport to be complete and is qualified in its entirety by reference to the form of the Indemnification Agreement which is filed as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and incorporated by reference herein.

As a non-employee member of the Board, Mr. Fisher will be paid a fee of $5,000 per quarter. In addition, the Company will reimburse Mr. Fisher for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings.

Item 7.01 Regulation FD Disclosure

On February 13, 2012, the Company issued a press release announcing the appointment of Mr. Fisher to the Board (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference:

In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01, including the Press Release, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1         February 13, 2012 Press Release by Encore Wire Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION

Date: February 14, 2012	By:	/s/ FRANK J. BILBAN
Frank J. Bilban, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Item	Exhibit

99.1	February 13, 2012 Press Release by Encore Wire Corporation.